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                                                                     EXHIBIT 3.2

                                   BY-LAWS OF

                   HOUSEHOLD MORTGAGE FUNDING CORPORATION III

                                    ARTICLE I

                 OFFICES AND PLACES OF BUSINESS AND OF MEETINGS

     SECTION l.     OFFICES AND PLACES OF BUSINESS.  The principal place of
transacting the business of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, but an administrative office and other offices or places of business may be maintained and the business of the Corporation carried on at such other place or places within or without the State of Delaware as the Board of Directors may from time to time determine to be desirable, convenient, or necessary.

     SECTION 2. PLACES OF MEETING OF STOCKHOLDERS. Annual and special meetings of stockholders shall be held at an administrative office in Prospect Heights, Illinois, unless the Board of Directors shall name some other place either within or without the State of Delaware for the holding of any said meetings, or unless all the stockholders entitled to vote at any such meeting shall meet by consent as hereinafter provided.

     SECTION 3. PLACES OF MEETING OF DIRECTORS. Annual, regular and special meetings of the Board of Directors or any committee thereof shall be held at an administrative office in Prospect Heights, Illinois provided that any meeting of the Board of Directors or any such committee may be held at any place either within or without the State of Delaware when all the directors or all the members of such committee, as the case may be, consent in writing to the holding of the meeting at such place.

                                   ARTICLE II

              STOCKHOLDERS MEETINGS, NOTICES, QUORUM, ORGANIZATION
                                 VOTING, PROXIES

     SECTION I. ANNUAL MEETINGS. The annual meeting of the Stockholders of the Corporation shall be held on the first Thursday after the first Monday in May in each year at 9:30 a.m. or such other time on that day as best suits the convenience of the directors (or on such other day within three weeks thereof as the Board of Directors may from time to time determine), for the purpose of electing directors and for the transaction of any other business that may lawfully come before the meeting.

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     SECTION 2.     NOTICE OF ANNUAL MEETINGS; FAILURE TO GIVE NOTICE.  At least ten (10) days prior to the date of the holding of the annual meeting the Secretary shall give notice thereof to the stockholders of the corporation entitled to vote thereat by mailing to each of them, directed to them at their several places of residence or business as the same may appear on the stock books or records of the Corporation, a notice of the time and place at which such meeting will be held. Nevertheless, such notice shall not be deemed essential to the legal holding of such annual meeting and failure to give such notice or any irregularity therein shall not affect the validity of any annual meeting or of any proceeding at any such meeting.

     SECTION 3.     SPECIAL MEETINGS.

     A. CALL BY BOARD. Special meetings of the stockholders may be held whenever called by the Chairman of the Board, the President, any Vice President or one or more members of the Board of Directors. Such call for a special meeting shall be in writing and filed with the Secretary, and shall specify the time and place of holding such special meeting and the purpose or purposes for which such meeting will be held.

     B. CALL BY STOCKHOLDERS. Special meetings of the stockholders may also be called at any time by the holders of not less than one-half of the stock issued and outstanding and entitled to vote at any such meeting.

     C. REQUISITES OF CALL. A call for a special meeting of the stockholders shall be in writing and shall be filed with the Secretary and shall specify the time and place of holding such meeting and the purpose or purposes for which such meeting is called.

     SECTION 4. REQUISITES OF NOTICE; RECORD. Any notice of a special meeting of the stockholders shall specify the time and place at which such meeting will be held and in general terms the purpose or purposes for which it is called, and no business shall be transacted at any such special meeting other than that which may be specified in or implied by the terms of such notice.

     The Secretary shall keep a copy of all notices of special meetings of the stockholders and shall make a record of the time of mailing the same and of the names of the persons to who such notices were sent, with the respective addresses to which the same were mailed.

     SECTION 5. QUORUM. At any meeting of the stockholders the holders of a majority of all the shares of the capital stock of the Corporation then issued and outstanding and having voting power, present in person or duly represented by proxy, shall constitute a

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quorum for the transaction of business, and a majority vote of such quorum shall prevail except with respect to the election of directors in which case a plurality of the votes of the quorum will prevail, or as otherwise required by law, by the Certificate of Incorporation, or by these By-laws.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-laws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders entitled to vote thereat present in person or by proxy may adjourn, from time to time not exceeding thirty (30) days in any one adjournment, without notice other than by announcement at the meeting, until holders of the amount requisite to constitute a quorum shall attend.

     At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally provided for or notified.

     SECTION 6.     ORGANIZATION OF MEETING.

     A. CHAIRMAN. The President, and in his absence the Vice President, and in their absence the Treasurer, shall call meetings of the stockholders to order and shall act as Chairman of such meetings.

     The Board of Directors may appoint any other officer to act as Chairman of any meeting in the absence of the President, the Vice President, and the Treasurer.

     B. SECRETARY. The Secretary, and in his absence the Assistant Secretary if there is one, shall act as Secretary at the meeting of the stockholders, but in the absence of the Secretary and the Assistant Secretary the presiding officer may appoint any person to act as Secretary of the meeting.

     SECTION 7. VOTING; PROXIES. Each stockholder entitled to vote may vote in person or by proxy, but no proxy shall be voted on after three (3) years from its date unless said proxy provided for a longer period. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided in Section 3 of Article VI of these By-laws, no share of stock shall be voted at any election for directors if such share shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of directors.

     At each meeting of the stockholders, the proxies shall be received and taken in charge by the Secretary and, unless otherwise

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required by law, all questions touching the validity of the proxies shall be decided by the Secretary.

     SECTION 8. LIST OF STOCKHOLDERS. At least ten (l0) days before every election of directors by the stockholders, the Secretary shall prepare and make a complete list of stockholders entitled to vote, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for said ten
(l0) days, at the place where said election is to held, to the examination of any stockholder entitled to vote at said election and shall be produced and kept, subject to the inspection of any such stockholder who may be present, at the time and place of election during the time thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION l.     JURISDICTION AND MEMBERSHIP.

     A. NUMBER AND AUTHORITY. The government of this Corporation and the management of its affairs shall be vested in a Board of Directors which shall have general management, control, direction, and possession of and over all the concerns, affairs, property, and funds of the Corporation. Unless otherwise provided for in the Articles of Incorporation, the number of directors shall be fixed from time to time by resolution of the Board. The Board of Directors shall have and enjoy all powers necessary, essential, or incidental to the carrying out of the purposes for which the Corporation is created, and as such Board it shall perform such duties as may be imposed on it, either by the Certificate of Incorporation, these By-laws, or any provisions of law.

     B. TENURE. Each director shall hold his office until the next annual meeting of the stockholders and until his successor is elected and qualified, provided that any director may be removed at any time by the stockholders.

     C. VACANCIES. In case of any vacancy in the Board of Directors, including a vacancy created by an increase in the number of members of the Board of Directors, the remaining directors, by affirmative vote of a majority thereof (although less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant.

     SECTION 2. ANNUAL MEETINGS; ELECTION OF OFFICERS. The annual meeting of the Board of Directors shall be held immediately after the final adjournment of the annual meeting of the stockholders, and shall be a meeting of the directors elected at such stockholders' meeting.

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     At such annual meeting, or at any adjourned meeting thereof, the Board of
Directors shall elect, for the ensuing year, the general officers provided for in these By-laws. The Board may also appoint from time to time such other officers and agents as it may deem advisable for the best interests and property management of the Corporation. If for any reason the directors shall fail to elect officers at such annual meeting or at any adjourned meeting thereof, such officers may be elected at any subsequent regular or special meeting of the Board of Directors.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times as may be determined by the Board.

     SECTION 4. NOTICE OF ANNUAL AND REGULAR MEETINGS. No notice shall be required for any annual or regular meeting of the Board.

     SECTION 5. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman, President or Vice President or by any one (1) or more members of the Board.

     Written or oral notice of such special meeting shall be given by the President, the Secretary, or the members of the Board calling it, by delivering the same personally, by mail, or by telegram, by not later than twenty-four hours prior to the time of such meeting, to each director. If mailed, notice must be deposited in the United States mail at least seventy-two hours prior to the meeting. Such notice may be waived by any director. The notice shall specify the time at which such meeting will be held and the purpose or purposes for which it is called, and no business shall be transacted at such meeting except such as may be specified in or implied by the terms of such notice, except as otherwise provided in these By-laws.

     SECTION 6. MEETINGS WITHOUT NOTICE. At any meeting at which every director for the time being in office shall be present, even though without any notice, or for which every such director shall have previously waived notice in writing, any business may be transacted.

     SECTION 7. QUORUM. A majority of the members of the Board of Directors, if the total number be odd, or one-half thereof if the total number be even, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a majority of the Board is in attendance. At any such adjourned meeting, a quorum being present,

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any business may be transacted which might have been transacted at the meeting as originally provided for or notified. Except as otherwise provided in the Certificate of Incorporation or in these By-laws, all transactions of the Board shall be decided by vote of the majority of the quorum present.

     SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting (including the annual meeting of the Board) if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1.     NUMBER AND TITLES.

     A.   OFFICERS.   The officers of the Corporation shall be a Chairman of the
Board, a President, such number of Vice Presidents as the Board of Directors may determine, a Secretary, a Treasurer, and such other officers as may be appointed by the Board of Directors. In addition to the said officers specifically designated by title in the preceding sentence, the Board of Directors may appoint such other officers as it may deem advisable, including, without limiting the generality of the foregoing, one or more Assistant Secretaries and one or more Assistant Treasurers.

     B. OTHER AGENT AND EMPLOYEES. The Board of Directors may from time to time employ such other agents, factors, employees, counsel, solicitors, and attorneys at law or in fact, as it shall deem necessary or advisable, for such periods of time and on such terms and conditions as it may deem for the best interests of the Corporation, and such persons shall respectively have such authorities and receive such compensation and perform such duties as may be agreed on between them and the Board of Directors.

     C. MULTIPLE OFFICES. Any two (2) or more offices may be held by the same person, provided that no person shall hold the offices of President and Vice President or President and Secretary at the same time.

     D. VACANCIES. Any vacancy occurring at any time in any office of the Corporation may be filled for the unexpired term by a majority vote of the directors then in office.

     SECTION 2. TENURE. Each officer shall hold his office until his successor is chosen and qualified.

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     SECTION 3.     DUTIES OF THE PRESIDENT.  The President shall be the chief executive officer and have general authority over the business and affairs of the Corporation, subject to the control and direction of the Board. It shall be his duty:

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     (i)  In the absence or inability of the Chairman of the Board to act, to preside at all meetings of the stockholders and of the Board of Directors, (ii) to sign as President, with the Secretary or Assistant Secretary, all certificates evidencing shares of the capital stock of the Corporation, (iii) to sign and execute, in the Corporation's name and on its behalf and as its President, all written instruments (not otherwise expressly provided for in these By-laws) necessary, advisable, or incidental to the carrying out of the purposes for which the Corporation is created and which shall have been first duly authorized by the Board of Directors, and (iv) to perform such other duties as may be prescribed from time to time by the Board of Directors and such as may be expressly set forth elsewhere in these By-laws.

     SECTION 4.     DUTIES OF VICE PRESIDENT.  Each Vice President shall perform
(i) the duties of the President when so requested by the President or in the absence or inability to act of the President, and (ii) such other duties as may be prescribed from time to time by the Board of Directors or set forth elsewhere in these By-laws. When performing the duties of the President, each Vice President shall have all the powers of and shall be subject to all the restrictions imposed on the President.

     SECTION 5. DUTIES OF SECRETARY. The Secretary shall be the custodian of the corporate seal and of the books containing the records of the proceedings at meetings of the stockholders and of the Board of Directors. It shall be his duty:

     (i) To prepare and keep proper books in which he shall record all the proceedings of the meetings of the stockholders and directors, (ii) to give notice of meetings of stockholders and of directors as provided in these By-laws, (iii) to keep a stock book and record of all stock issued by the Corporation and of all transfers thereof, (iv) to sign as Secretary, with the President or Vice President, all certificates evidencing shares of the capital stock of the Corporation and all other written instruments, necessary, advisable, or incidental to the carrying out of the purposes for which the Corporation is created and which shall have been first duly authorized by the Board of Directors and to affix the corporate seal of the Corporation thereto when required or advisable, and (v) to perform such other duties as may be prescribed from time to time by the Board of Directors and such as may be expressly set forth or provided for elsewhere in these By-laws.

     In the event of his death, resignation, or removal from office, all books, papers, and records belonging to the Corporation and then in his custody or under his control shall be forthwith surrendered and delivered to the President of the Corporation for such disposition as may be prescribed by resolution of
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Directors.

     SECTION 6. DUTIES OF ASSISTANT SECRETARY. Each Assistant Secretary shall perform (i) the duties of the Secretary when so requested by the Secretary or in the absence or inability to act of the Secretary, and (ii) such other duties as may be prescribed from time to time by the Board of Directors or set forth elsewhere in these By-laws. When performing the duties of the Secretary, each Assistant Secretary shall have all the powers of and shall be subject to all the restrictions imposed on the Secretary.

     SECTION 7. DUTIES OF TREASURER. The Treasurer shall be the custodian of all monies, funds, securities, evidences of indebtedness, and other similar property of the Corporation. It shall be his duty:

     (I) To keep or cause to be kept at all times in books belonging to the Corporation full and complete accounts showing accurately and in convenient form all the financial transactions of the Corporation, (ii) to deposit or cause to be deposited in the usual course of business all monies, checks, bills of exchange, other orders for the payment of money, and evidences of indebtedness payable to the Corporation or belonging to it, to its credit in one or more banks or trust companies or with bankers previously designated as depositories for the funds of the Corporation by the Board of Directors or by the proper officer or officers of the Corporation pursuant to authority delegated by the Board of Directors, (iii) to sign in the name of the Corporation and on its behalf and as its Treasurer, checks, bills of exchange, promissory notes, and other negotiable instruments issued by the Corporation in the usual course of its business as the Board may from time to time direct, (iv) to keep and preserve at all times, in books belonging to the Corporation, a full and accurate record of all checks, bills of exchange, promissory notes, and other negotiable instruments signed by him, (v) to submit, whenever so requested by the Board of Directors, for its information, a full and complete statement of his accounts, with proper vouchers, and (vi) to perform such other duties as the Board of Directors may from time to time prescribe or such as may be expressly set forth elsewhere in these By-laws.

     In the event of his death, resignation, or removal from office, all monies, funds, securities, books, papers, records, vouchers, and other property of whatsoever kind belonging to the Corporation and then in his custody or under his control shall be forthwith surrendered and delivered to the Board or the President of the Corporation for such disposition as may be prescribed by resolution of the Board of Directors.

     SECTION 8. DUTIES OF ASSISTANT TREASURER. Each Assistant Treasurer shall perform (i) the duties of the Treasurer when so

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requested by the Treasurer or in the absence or inability to act of the
Treasurer, and (ii) such other duties as may be prescribed from time to time by the Board of Directors or set forth elsewhere in these By-laws. When performing the duties of the Treasurer, each Assistant Treasurer shall have all the powers of and shall be subject to all the restrictions imposed by the Treasurer. As in the case of the Treasurer, any Assistant Treasurer may be required to give bond.

                                    ARTICLE V

                    VOTING ON STOCKS OWNED BY THE CORPORATION

     Unless otherwise ordered by the Board of Directors, the President, the Secretary, or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act at any and all meetings of the stockholders of any corporation in which this Corporation may hold stock, and at any and all such meetings shall possess and may exercise any and all rights and powers incidental to the ownership of such stock (including the right to vote thereon) which, as the owner thereof, this Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers on any other person or persons.

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                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION l. WRITTEN INSTRUMENTS. Except as may be otherwise expressly provided in these By-laws, no written instrument made by any person or persons on behalf of the Corporation or in its name shall be binding on it, unless the same shall have been made under the authority of the Board of Directors or pursuant to authority expressly delegated by the Board.

     SECTION 2. MEETINGS ON SUNDAYS AND HOLIDAYS. If the date designated in these By-laws or in any notice given pursuant thereto for the holding of any meeting, whether of the stockholders or of the Board of Directors, shall fall on a Sunday or legal holiday, then such meeting shall be held at the hour herein or in such notice fixed, on the next business day thereafter not a Sunday or a legal holiday.

     SECTION 3. BOOKS OF OFFICERS. Each officer of the Corporation, whether elected or appointed, shall exhibit his books, records, and accounts to any director of the Corporation at any and all reasonable times on request during business hours.

     SECTION 4. SUPERVISION OF BOARD OF DIRECTORS. All officers, agents, and employees of the Corporation shall at all times be subject in the discharge of their duties to the direction and supervision of the Board of Directors.

     SECTION 5. MANNER OF GIVING NOTICES. Unless otherwise expressly provided, any notice required by the Certificate of Incorporation or these By-laws to be given to any person shall be in writing and may be given by depositing the same in a post office or post office letter box in a postpaid sealed wrapper addressed to such person at his address as the same appears on the stock books or records of the Corporation and such notice shall be deemed to have been given on the day of such deposit.

     SECTION 6. WAIVER OF NOTICE. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7.     RECORD DATE.  In order that the Corporation may

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determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, nor more than sixty days prior to any other action; except that the establishment of a record date for determination of stockholders entitled to express consent to corporate action in writing without a meeting shall be established pursuant to Article VI of the By-laws.

     SECTION 8. AMENDMENT OF BY-LAWS. The By-laws may be amended at any time by action of the Board.

     SECTION 9. INSPECTION OF BOOKS. No stockholder shall have any right to inspect any account, book, or document of the Corporation, except as conferred by statute, unless authorized by a resolution of the stockholders then entitled to vote thereon or of the Board of Directors.

     SECTION 10. SIGNING OF CHECKS. All checks, bills of exchange, promissory notes, and other negotiable instruments issued by the Corporation shall be signed by such officer or officers and/or agent or agents as the Board of Directors may from time to time direct.

     SECTION 11. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December next following, unless otherwise determined by the Board of Directors.

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                                   ARTICLE VII

                          CONSENTS TO CORPORATE ACTION.

     SECTION 1. ACTION BY WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation, subject to the provisions of Section (2) and (3) of this Article VII, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to taken such action at a meeting at which all shares entitled to vote thereon there present and voted; PROVIDED, HOWEVER, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 2. DETERMINATION OF RECORD DATE FOR ACTION BY WRITTEN CONSENT. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall, as promptly as practicable, call a special meeting of the Board of Directors to be held as promptly as practicable. At such meeting, the Board of Directors shall fix a record date; that record date, however, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and not more than 15 days from the date of the receipt of the stockholder's request. Notice of the record date shall be published in accordance with the rules and policies of any stock exchange on which securities of the Corporation are then listed, if applicable. Should the Board fail to fix a record date as provided for in this Section 2, then the record date shall be the day on which the first written consent is duly delivered pursuant to applicable state law, or, if prior action is required by the Board with respect to such matter, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such action.

     SECTION 3. PROCEDURES FOR WRITTEN CONSENT. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents

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and revocations. The Corporation shall promptly engage one or more inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consent has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.

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